Hiring Contract





This contract is made at J.M.T. Group Co., Ltd., 189/58 Soi Wat Daowadung, Somdej Phra Pinklao Road, Kwang Bang Yee Khan, Khet Bangkok Noi, Bangkok, on 1 January 1997.


This contract is made between
------------------------------

Downtown D.F.S. (Thailand) Co., Ltd., represented by Mrs. Aimon Boonkhundha, the authorized Director, with offices at 888/60-62 Ploenchit Road, Kwang Lumpini, Khet Pathumwan, Bangkok, hereinafter called "the Employer" of one part, and J.M.T. Group Co., Ltd., represented by Mr. Viratana Suntaranond, the authorized Director, with offices at .189/58 Soi Wat Daowadung, Somdej Phra Pinklao Road, Kwang Bang Yee Khan, Khet Bang Phlad, Bangkok, hereinafter called "the Consultant" of other part.


Both parties agree as follows


1. The Employer agrees to hire and the Consultant agrees to be hired as the Consultant in the business operation of the Employer according to the details in Annex 1 (which both parties agree to be deemed part of this contract). Should there be additional documents related to this contract, both parties agree that they shall be deemed part of this contract as well.


2. Both parties agree that the contract period shall be one year, from I January 1997 to 31 December 1997. The contract shall become extinct after the final payment has been made (according to Clause 3.2) by 31 January 1998.


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3.   In carrying  out the tasks as the  Consultant  to the  Employer  within the period prescribed in Clause 2, the Employer agrees to pay remuneration to the Consultant as follows :


     3.1 US$ 182,000 per month for 12 months, totalling US$ 2,184,000, to be paid according to the invoice submitted by J.M.T. Group Co., Ltd.


     3.2 The Employer agrees to pay value added tax thereby submitting it to the authorities, as the case may be.


4. The Consultant agrees to carry out the tasks as the Consultant under this contract with knowledge, competence and honesty in order that the Employer's business shall achieve the utmost success at the minimum expenses. The Consultant shall not disclose any information on trade and business of the Employer to a third party. If the Consultant, or the Consultant's personnel, fails to proceed with the scope of responsibilities and the mutually agreed guidelines or take any action intentionally or negligently causing damage to the Employer, the Consultant agrees to reimburse all remuneration already received plus interest to the Employer, besides the above damages.


5. If either party is in breach of any clause, this contract shall be terminated immediately without having to give an advance notice. Or, if either party is desirous to terminate the contract prior to the expiration date or both parties agree to terminate this contract, either party or both parties shall forward a written notice to the other party for a reasonable period of time in advance.

This contract is made in duplicate. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.







Signed .......................Employer Signed ........................Consultant
      (Mrs. Aimon Boonkhundha)                     (Mr. Viratana Suntaranond)
   Downtown D.F.S. (Thailand) Co., Ltd.                 J.M.T. Group Co., Ltd.





Signed .......................Witness Signed ............................Witness
        (Malee Awirut)                             (Chawnun Chaiwisudiakun)


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                                                                         Annex 1

Details of Hiring of the Consultant

Period       from 1 January - 31 December 1997
------

Objectives
----------

1. Downtown D.F.S. (Thailand) Co., Ltd. shall hire J.M.T. Group Co., Ltd. as the Consultant.

2. J.M.T. Group Co., Ltd. shall assist in marketing plans, advertisement and sale promotion activities.

3. J.M.T. Group Co., Ltd. shall assist in overseeing construction of the shops totally.

4. J.M.T. Group Co., Ltd. shall assist in displaying the merchandize in the shop and decoration of shelves.

5. J.M.T. Group Co., Ltd. shall study working system of Downtown D.F.S. (Thailand) Co., Ltd. in order to be able to analyze and evaluate performance of the staff for the whole system, and propose ways to efficiently enhance the performance.

     Project Owner              J.M.T. Group Co., Ltd.

Details of Project
------------------

1. The work structure that J.M.T. Group Co., Ltd. shall cooperate with Downtown D. F. S. (Thailand) Co., Ltd. are:

     0       Train staff at all levels,  which means  executives and operational staff 0 campaign promotions for every festival, advertisement, public relations, advertising medium
     0       shop and shelf decoration
     0       acquire merchandize samples, premium and gift with purchase
     0       shop improvement
     0       printed matters
     0       computer system for controlling the works

                               Additional Document


J.M.T. Group Co., Ltd., or the Consultant according to the Hiring Contract dated 1 January 1997, has registered the change of the Company's name to "King Power Duty Free Co., Ltd." on 30 September 1997.


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                           Memorandum of Understanding
                           ----------------------------





This Memorandum of Understanding is made at King Power Duty Free Co., Ltd., 989 Rama I Road, 2627 Floors Siam Tower, Kwaeng Pathumwan, Khet Pathumwan, Bangkok, on 7 August 1998.



This Memorandum of Understanding is made between Downtown D.F.S. (Thailand) Co., Ltd., represented by Mrs. Em-orn Bunkhan, the authorized Director, with offices at 888/60-62 Ploenchit Road, Kwang Lumpini, Khet Pathurnwan, Bangkok, hereinafter called "the Employer" of one part, and King Power Duty Free Co., Ltd., represented by Mr. Virat Suntornnont, with offices at 989 Rama I Road, 26-27 Floors Siam Tower, Kwaeng Pathurmwan, Khet Pathumwan, Bangkok, hereinafter called "the Consultant" of the other part. Both parties agree as follows:



Whereas Downtown D.F.S. (Thailand) Co., Ltd., the Employer, has agreed to hire J.M.T. Group Co., Ltd., which has changed its name to King Power Duty Free Co., Ltd. according to the attached copy of certificate, as the Consultant for the Employer's business according to the Hiring Contract dated 1 January 1997.



Whereas the obligation with regard to payment of remuneration of the Hiring Contract dated 1 January 1997 has not been fulfilled, the Employer and the Consultant agree that this Memorandum of Understanding shall be deemed part of the Hiring Contract dated I January 1997.



1.   The Employer  acknowledges  that on the signing date of this  Memorandum of
     Understanding,   the  Employer  has  not  paid  the  remuneration  for  the consulting services according to Clause 3 of the contract, US$2,184,000, to the Consultant.

2. The Employer and the Consultant mutually agree that payment of the remuneration according to Clause 3 shall be made in Baht, using the bank's selling exchange rate prevailing on the signing date of this Memorandum of Understanding -- US$ 1.00 = Baht 42.25. Thus, the total remuneration of US$ 2,184,000 are equivalent to Baht 92,274,000 (Ninety-Two Million Two Hundred Seventy-Four Thousand Baht).



This Memorandum of Understanding is made in duplicate. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.






Signed ..........................Employer    Signed ..................Consultant
          (Mrs. Airnon Boonkhundha)                   (Mr. Viratana Suntaranond)
 Downtown D. F. S. (Thailand) Co., Ltd.      J.M.T. Group Co., Ltd.



Signed ..........................Witness      Signed ....................Witness
             (Malee Awirut)                            (Chawnun Chaiwisuthakun)